Exhibit 10.19
EIGHTH AMENDMENT TO LOAN AGREEMENT
AND WAIVER
THIS EIGHTH AMENDMENT TO LOAN AGREEMENT AND WAIVER (this “Amendment”) is made and entered into as of June 19, 2009 by and between WESTERN RESERVE BANCORP, INC., an Ohio corporation (the “Borrower”) and TCF NATIONAL BANK, a national banking association (the “Bank”).
RECITALS:
A. The Borrower and the Bank are parties to a certain letter loan agreement dated as of May 5, 2003, as amended by a certain First Amendment to Loan Agreement dated as of March 31, 2005, as further amended by a certain Second Amendment to Loan Agreement dated as of June 30, 2005, as further amended by a certain Third Amendment to Loan Agreement dated as of July 20, 2006, as further amended by a certain letter agreement dated as of February 6, 2007, as further amended by a certain Fifth Amendment to Loan Agreement and Waiver dated as of June 21, 2007, as further amended by a certain Sixth Amendment to Loan Agreement dated September 28, 2007, and as further amended by a certain Seventh Amendment to Loan Agreement dated July 18, 2008 (as amended, the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
B. The Borrower has requested that the Bank (i) waive non-compliance with certain financial covenants of the Loan Agreement, (ii) extend the Maturity Date of the existing $3,000,000 revolving line of credit from July 1, 2010 to July 1, 2011, (iii) extend the Maturity Date of the existing $2,000,000 revolving line of credit from July 1, 2010 to July 1, 2011, (iv) modify the financial covenants, and (v) modify certain other terms and provisions set forth in the Loan Agreement, and the Bank is willing to do so upon the terms and subject to the conditions set forth herein.
C. All said modifications shall be made upon the terms and subject to the conditions herein set forth.
AGREEMENTS:
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the nature, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Conditions Precedent. The effectiveness of all of the amendments and agreements set forth in this Amendment are subject to condition precedent that the Bank shall have received all of the following items, each dated such date and in form and substance satisfactory to the Bank, and each duly executed by all appropriate parties:
(a) This Amendment.
(b) A certificate of the secretary or an assistant secretary of the Borrower, certifying: (i) the names of the officers of the Borrower authorized to sign this Amendment and the other documents delivered or to be delivered in connection herewith to which the Borrower is a party or by which it is bound, (ii) that, except as specifically certified in such certificate, the Articles of Incorporation and Bylaws of the Borrower have not been amended, modified, supplemented or restated since the date such documents were last certified to the Bank, and (iii) a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment and any other documents delivered or to be delivered in connection herewith to which the Borrower is a party or by which it is bound, together with all documents evidencing other necessary corporate action.

(c) Such other documents or instruments as the Bank may reasonably require.
Section 2. Waiver. Pursuant to Section 4.16(e) of the Loan Agreement, the Borrower is required to maintain a ratio of Allowance for loan and lease losses to Non-performing Loans of not less than 100% at all times after December 31, 2006. The Borrower has advised the Bank that the actual ratio of Allowance for loan and lease losses to Non-performing Loans as of March 31, 2009 was 81.36%. The Borrower has requested that the Bank waive its failure to comply with Section 4.16(e) of the Loan Agreement as of said measurement date. Subject to the full satisfaction of all of the conditions precedent described in Section 1 above, the Bank hereby waives the Borrower’s non-compliance with Section 4.16(e) of the Loan Agreement as of March 31, 2009, and the Bank waives any Event of Default arising from such expressly-described failure to comply. Except as expressly provided herein, all provisions of the Loan Agreement remain in full force and effect, and this waiver shall not apply to any other or subsequent failure to comply with such Section or any other provision of the Loan Agreement.
Section 3. Amendments.
(a) The Loans. Section 1.1 of the Loan Agreement is hereby amended by deleting the reference to “July 1, 2010” and replacing it with a reference to “July 1, 2011”.
(b) Exemption from Dividends and Distributions Negative Covenant. The following new sentence is hereby added at the end of Section 4.14 of the Loan Agreement:
“Notwithstanding the foregoing, the prohibitions and restrictions set forth in this Section 4.14 shall not apply to any dividends paid from time to time on any senior preferred stock and/or warrants issued to and held by the U.S. Department of Treasury (UST) or any other subsequent shareholders under the Troubled Assets Relief Program (TARP) — Capital Purchase Program, so long as the issuer of such stock and/or warrants remains a “Qualifying Financial Institution” under such Program.”
(c) Total Capital Base Covenant. Section 4.15 of the Loan Agreement is hereby amended by deleting the reference to “$13,500,000” and replacing it with a reference to “$17,500,000”.
(d) Amendment to Financial Covenant. Section 4.16(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(e) Maintain a ratio of Allowance for loan and lease losses to Non-performing Loans of not less than 50% at all times.”
(e) Additional Financial Covenant. A new subsection (g) is hereby added to Section 4.16 of the Loan Agreement to read as follows:
“(g) Maintain a ratio of Allowance for loan and lease losses to Total Loans and Leases of not less than 1% at all times.”

(f) Additional Defined Term. The following term is hereby added to the list of defined terms at the end of Section 4.16 in its appropriate alphabetical order:
““Total Loans and Leases” means, as of any date of determination, all loans, leases and other extensions of credit, all as reported in the most recent Call Report of Western Reserve Bank.”
Section 4. Representations; No Default. The Borrower represents and warrants that: (a) the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith, (b) neither this Amendment nor the agreements contained herein contravene or constitute an Event of Default, or an event which with the giving of notice or passage of time or both would mature into an Event of Default (an “Unmatured Event of Default”), under the Loan Agreement or a default under any other agreement, instrument or indenture to which the Borrower is a party or a signatory, or any provision of the Borrower’s Articles of Incorporation or Bylaws or, to the best of the Borrower’s knowledge, any other agreement or requirement of law, or result in the imposition of any lien or other encumbrance on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank, (c) no consent, approval or authorization of or registration or declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or other agreements and documents executed and delivered by the Borrower in connection herewith or the performance of obligations of the Borrower herein described, except for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Bank, (d) no events have taken place and no circumstances exist at the date hereof which would give the Borrower grounds to assert a defense, offset or counterclaim to the obligations of the Borrower under the Loan Agreement or any of the other Loan Documents (defined below), and (e) there are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which the Borrower may have or claim to have against the Bank, which might arise out of or be connected with any act of commission or omission of the Bank existing or occurring on or prior to the date of this Amendment, including, without limitation, any claims, liabilities or obligations arising with respect to the indebtedness evidenced by the Notes.
Section 5. Reaffirmation of Pledge Agreement. The Borrower hereby reaffirms that the unpaid balance of the Notes and all of the other obligations of the Borrower under the Loan Agreement are now and shall hereafter continue to be secured by, among other things, a first priority, perfected security interest in the “Collateral” described in that certain Pledge Agreement dated May 5, 2003 executed by the Borrower in favor of the Bank. All of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such Pledge Agreement and any and all other documents and agreements entered into with respect to the obligations of the Borrower under the Loan Agreement (collectively, the “Loan Documents”) are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.
Section 6. Affirmation, Further References. The Bank and the Borrower each acknowledge and affirm that the Loan Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Loan Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Loan Agreement and the Loan Documents are hereby amended and shall refer to the Loan Agreement and the Loan Documents, as amended by this Amendment.

Section 7. Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.
Section 8. Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.
Section 9. Successors. This Amendment shall be binding upon the Borrower, the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Bank and to the respective successors and assigns of the Bank.
Section 10. Costs and Expenses. The Borrower agrees to reimburse the Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys’ fees and legal expenses of counsel for the Bank) incurred in connection with the Loan Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under this Amendment, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment.
Section 11. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.
Section 12. Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement.
Section 13. Governing Law. This Amendment shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.
Section 14. No Waiver. Except as expressly provided for above, nothing contained in this Amendment (or in any other agreement or understanding between the parties) shall constitute a waiver of, or shall otherwise diminish or impair, the Bank’s rights or remedies under the Loan Agreement or any of the other Loan Documents, or under applicable law.
[Remainder of page intentionally left blank;
signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to Loan Agreement and Waiver to be executed as of the day and year first above written.

BORROWER:	WESTERN RESERVE BANCORP, INC., an Ohio corporation

	By:	/s/ Edward J. McKeon

		Printed Name:	Edward J. McKeon
Its: President & CEO

	By:	/s/ Cynthia A. Mahl

		Printed Name:	Cynthia A. Mahl
Its: Executive Vice President

BANK:	TCF NATIONAL BANK, a national banking association

	By:	/s/ John Jagels

		Printed Name:	John Jagels
Its: Vice President

	By:	/s/ Guy J. Rau

		Printed Name:	Guy J. Rau
Its: Senior Vice President

5